UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Hartford HLS Series Fund II, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Hartford Blue Chip Stock HLS Fund Proxy Information Now Available!

Next page:

The Hartford Blue Chip Stock HLS Fund will hold a shareholder meeting on October 24, 2006.   Proxy statement packages were mailed on or about September 15, 2006 to shareholders who were registered owners of the Fund as of August 3, 2006.

The shareholders will be asked to vote on one proposal:

•                  To approve a sub-advisory agreement between HL Investment Advisors, the Fund’s investment manager, and Hartford Investment Management Company, an affiliate of HL Investment Advisors, pursuant to which Hartford Investment Management will serve as the sole sub-adviser of the Fund and manage the Fund’s assets.

Complete details can be found in the attached sample Proxy Package along with the 2005 Annual Report and a link to the voting website.  If you should have any questions please refer to the Q&A which is attached below as well.

Once you have received your Proxy Package, please read the full proxy statement.  Then sign, date and return your proxy card in the postage-paid envelope.  Or you can easily cast your vote by simply clicking on the link below and following the instructions.  Thank you for your cooperation and for participating.

Variable Life, Variable Annuity, and other Qualified Retirement Plans (401k, 457, 403b):

•                  The Hartford Blue Chip Stock HLS Fund Proxy Package

•                  The Hartford HLS Funds 2005 Annual Report

•                  The Hartford HLS Funds Proxy Q&A

•                  VOTE HERE! (link to www.proxyweb.com)

2006 Hartford Blue Chip Stock HLS Fund Proxy Q&A

We encourage you to read your Proxy Statement. However, we thought it would be helpful to provide brief answers to some questions.

Q. 1.        What proposals are shareholders being asked to consider at the upcoming special meeting?

A. 1.         Shareholders of Hartford Blue Chip Stock HLS Fund (the ‘‘Fund’’), a series of Hartford HLS Series Fund II, Inc. (the ‘‘Company’’), are being asked to consider one proposal (the ‘‘Proposal’’): to approve a proposed sub-advisory agreement (the ‘‘Proposed Agreement’’) between HL Investment Advisors, LLC (‘‘HL Advisors’’), the Fund’s investment manager, and Hartford Investment Management Company (‘‘Hartford Investment Management’’), an affiliate of HL Advisors, pursuant to which Hartford Investment Management will serve as the sole sub-adviser to the Fund and manage the Fund’s assets. The agreement (‘‘Current Agreement’’) between HL Advisors and T. Rowe Price Associates, Inc. (‘‘T. Rowe’’), the Fund’s current sub-adviser, will be terminated, subject to the approval of the Proposed Agreement by shareholders.

Q. 2.  How will replacing T. Rowe with Hartford Investment Management as the new sub-adviser benefit the Fund and its shareholders?

A. 2.         The appointment of Hartford Investment Management as the new sub-adviser is expected to benefit Fund shareholders by: (1) stopping net redemptions in the Fund and providing greater opportunities for additional asset growth, thereby increasing the potential for economies of scale and other benefits from positive cash flows into the Fund, and (2) reducing costs for shareholders through a proposed lower management fee schedule, an additional voluntary fee waiver and an additional breakpoint in the fee schedule, while continuing to provide the Fund access to a talented and experienced portfolio management team.

Q. 3.        Why are shareholders being asked to approve a new sub-advisory agreement with Hartford Investment Management?

A. 3.         The laws governing mutual funds require a Fund to obtain shareholder approval before entering into a new advisory or sub-advisory agreement. The Fund operates pursuant to an order from the U.S. Securities and Exchange Commission that permits its investment manager to implement new investment sub-advisory agreements with sub-advisers for the Fund that are not affiliated with the investment manager with the approval of the Fund’s Board of Directors but without shareholder approval (the ‘‘Order’’). Under the Order, the investment manager may not enter into a sub-advisory agreement with a sub-adviser that is an ‘‘affiliated person,’’ as defined in the Investment Company Act of 1940, as amended, of the Fund or the investment manager without that sub-advisory agreement being approved by Fund shareholders. Because Hartford Investment Management is affiliated with HL Advisors, shareholder approval of the proposed sub-advisory agreement is required.

continued on next page

2006 Hartford Blue Chip Stock HLS Fund Proxy, Page2

Q. 4.          Will the Fund’s investment goal change if the Proposal is approved?

A. 4.         The Fund’s current objective is to seek long-term growth of capital, with current income as a secondary objective. While the Fund’s investment goal of seeking long-term growth of capital as its primary objective will not change, the Fund will no longer seek current income as a secondary objective. The Fund will continue its policy of investing at least 80% of its assets in common stocks of large and medium-sized blue chip growth companies. Currently, ‘‘blue-chip growth companies’’ are defined by T. Rowe as companies that, in T. Rowe Price’s view, are well established in their industries and have the potential for above-average earnings growth. T. Rowe Price focuses on companies with leading market position, seasoned management, and strong financial fundamentals. Hartford Investment Management will define ‘‘blue-chip growth companies’’ as companies within the Russell 1000 Growth Index that exhibit superior characteristics relative to their industry sector and overall benchmark. The characteristics Hartford Investment Management will focus on include each company’s business, its management, its relative valuation and investors’ reactions to the company.  Hartford Investment Management will use different strategies to achieve the Fund’s investment goal than T. Rowe currently uses. Please refer to the enclosed Proxy Statement for information regarding Hartford Investment Management’s investment approach.

Subsequent to the Meeting, HL Advisors intends to solicit votes from shareholders of two affiliated funds of the Company, the Hartford LargeCap Growth HLS Fund and the Hartford Capital Opportunities HLS Fund, in order to obtain approval to merge the two funds into the Fund (the ‘‘Proposed Merger’’). If such approval is obtained and Hartford Investment Management is sub-adviser to the Fund, HL Advisors intends to rename the Fund to ‘‘Hartford LargeCap Growth HLS Fund.’’ Currently, the Fund is subject to a policy, due to its name ‘‘Blue Chip Stock,’’ regarding the amount it can invest in certain types of securities (‘‘Name Policy’’). Due to the Fund’s name, the Name Policy requires that the Fund invest 80% of its assets in the equity of blue-chip companies. The Fund is not permitted to change its Name Policy without notifying shareholders 60 days prior to the change. After the Fund is renamed to Hartford LargeCap Growth HLS Fund, it will still be subject to the Name Policy but it will be required to invest 80% of its assets in large capitalization companies. Accordingly, shareholders will be provided with the appropriate notice of the change. However, the Fund’s investment strategy as employed by Hartford Investment Management will be consistent with both names.  You are only requested to evaluate and vote on the proposed sub-adviser change to Hartford Investment Management and not on the Proposed Merger. HL Advisors intends to seek approval of the Proposed Merger whether or not this Proposal is approved by shareholders.

Q. 5.          Will the Proposal result in higher Fund expenses?

A. 5.           No. The Proposal will not increase Fund expenses. The Fund pays an advisory fee to HL Advisors and HL Advisors is responsible for paying the sub-advisory fee to Hartford Investment Management. HL Advisors will permanently reduce the advisory fee in the event the Proposed Agreement is approved by shareholders, grant a temporary waiver of an additional portion of the reduced fee for the first year of the Fund’s operation with the new sub-adviser, and add another breakpoint for assets over $1 billion.

Please refer to the Proxy Statement for further information regarding the investment advisory fee schedule.

continued on next page

2006 Hartford Blue Chip Stock HLS Fund Proxy, Page 3

Q. 6.          Has the Board of Directors approved the Proposal?

A. 6.           Yes. The Board of Directors has reviewed and approved the Proposal. The Board recommends that you vote FOR the Proposal.

Q. 7.          How can I vote?

A. 7.           You can vote:

•                  By mail: complete and return your proxy card in the enclosed pre-addressed postage-paid envelope.

•                  By telephone: call the toll-free number listed on your proxy card and follow the recorded instructions.

•                  By internet: log on to the website listed on your proxy card and follow the on-screen instructions.

Whichever method you choose, please take the time to read the Proxy

Statement before you vote.

Q. 8.          When should I vote?

A. 8.           Please vote as soon as possible. Representatives of The Hartford Financial Services, Inc. or MIS, an ADP Company, a firm authorized by The Hartford to assist in the solicitation of proxies, may be contacting you to urge you to vote on this important matter.

Q. 9.          Where can I obtain additional information about this Proxy Statement?

A. 9.           For information about voting, please call toll free 1-877-333-2297. To view the Hartford HLS Funds 2005 Annual Report, the Hartford HLS Funds 2006 Semi-Annual Report or a copy of this Proxy Statement, or to obtain additional information about the Proxy Statement:

•                  For variable life and annuity owners, please go to www.hartfordinvestor.com (see ‘‘Your Vote Counts! Get Your 2006 Proxy Information’’ under ‘‘Points of Interest’’ on or after September 18, 2006).

•                  Or call: 1-800-800-2000 (if you are a Union-Securities variable life insurance policy owner).

End

[FORM OF PHONE SCRIPT]

SCRIPT FOR REGISTERED CONTRACT HOLDERS TOUCH-TONE TELEPHONE VOTING

Speech 1	“Welcome. - (Spoken only when call initially answered)

“Please enter the control number labeled as such or located in the box, indicated by an arrow on the upper portion of your proxy card.”

Speech 2	“This is the automated telephone voting site for the Special Meeting of Shareholders of Hartford Blue Chip Stock HLS Fund.”
To vote as the board recommends, press one now. To vote otherwise, press zero."
IF user presses 1 GOTO to Closing A, ELSE IF caller presses 0 GOTO Speech 3

Closing A	“You voted as the Board recommended for the proposal affecting your fund. If correct, press 1. If incorrect, press 0.”
IF user presses 1 GOTO Speech 4 ELSE IF caller presses 0 GOTO Speech 2

Speech 3	“Proposal 1: To vote FOR, press 1; AGAINST, press 9, ABSTAIN, press 0”

Go to Closing B

Closing B	“You voted as follows;”

“Proposal 1: For” or “Against” or “Abstain.”

“If this is correct, Press 1 now: If incorrect, Press 0”
IF caller presses 1 go to Speech 4 ELSE IF the caller presses 0 GOTO Speech 2

Speech 4	“If you have received more than one proxy card, you must vote each card separately. If you would like to vote another proxy, press 1 now. To end this call, press 0 now.”
IF caller pressed 1 GOTO Speech 1 ELSE IF the caller presses 0 GOTO Speech 5

Speech 5	“Thank you for voting”